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                                                                Exhibit (j)(1)

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 19, 2001 relating to the financial statements and financial highlights which appear in the August 31, 2001 Annual Reports to Shareholders of Prudential California Municipal Fund (consisting of California Income Series, California Money Market Series, California Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Other Service Providers" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
October 29, 2001